EXHIBIT 99.1

April 30, 2014

Dear Fellow Shareholder:

On April 21, 2014, Alarion Financial Services, Inc. (“Alarion”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Heritage Financial Group, Inc. (“Heritage”). Pursuant to the terms of the Merger Agreement, Alarion will be merged with and into Heritage. Alarion’s shareholders will receive 0.44 shares of Heritage common stock for each share of Alarion common stock, in a tax-free exchange.

Heritage is the bank holding company for HeritageBank of the South and is headquartered in Albany, Georgia. Its common stock is traded on the NASDAQ stock market under the symbol HBOS. Upon completion of the merger, Heritage is expected to have approximately $1.7 billion in assets, $1.0 billion in loans, $1.4 billion in deposits, and to be in the top 10 for deposit market share in both Ocala and Gainesville.

Our Board of Directors unanimously approved the merger based on the belief that the combination with Heritage will provide greater capital resources and operational scale to enhance long-term value for our shareholders. The merger, which is subject to regulatory approval, the approval of our shareholders, and other customary conditions, is expected to close in the third quarter of 2014. In the coming weeks, you will receive a Proxy Statement/Prospectus from us and Heritage providing notice of a Special Meeting of our shareholders and describing in detail the merger, Heritage’s business and management, and the expected pro forma financial condition of the combined company.

We thank you for your support of Alarion since we opened for business in 2005 and we look forward to seeing you at our Annual Meeting on May 15th and the Special Meeting later this summer.

Sincerely,

Job E. White
Chairman of the Board of Directors

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. This communication is being made in respect of a proposed business combination transaction involving the Alarion and Heritage. In connection with the proposed transaction, Heritage will file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 to register the shares of Heritage common stock issuable in the transaction. The registration statement will contain a proxy statement/prospectus to be distributed to the shareholders of Alarion in connection with their vote on the proposed transaction. Alarion will mail the final proxy statement/prospectus to its shareholders. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION REGARDING THE PROPOSED TRANSACTION, ALARION SHAREHOLDERS ARE URGED TO READ ALL FILINGS MADE BY HERITAGE IN CONNECTION WITH THE TRANSACTION, INCLUDING THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS THAT WILL BE PART OF THE REGISTRATION STATEMENT, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC's website (www.sec.gov) and by accessing Heritage’s website (www.eheritagebank.com under the heading “Investors” and then under the link “SEC Filings.” These documents may also be obtained free of charge from Heritage by requesting them in writing from T. Heath Fountain, Executive Vice President and Chief Financial Officer, Heritage Financial Group, Inc., 721 North Westover Boulevard, Albany, Georgia 31707, or by telephone at (229) 878-2055.

The directors, executive officers and certain other members of management and employees of Alarion may also be deemed to be participants in the solicitation of proxies in favor of the proposed transaction from the shareholders of Alarion. Information about the directors and executive officers of Alarion will be included in the proxy statement/prospectus for the proposed transaction. The directors, executive officers and certain other members of management and employees of Heritage may also be deemed to be participants in the solicitation of proxies in favor of the proposed transaction from the shareholders of Alarion. You can find information about Heritage's executive officers and directors in Heritage’s most recent Annual Report on Form 10-K filed with the SEC on March 14, 2014, and its most recent definitive proxy statement filed with the SEC on April 25, 2014. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the proxy statement/prospectus regarding the proposed transaction when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph.